UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10895 Excelsior Blvd., Ste. 203
Hopkins, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 938-2481

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

     Concurrent with its pending move of motorcycle production and marketing operations to Auburn, Alabama, Viper Powersports Inc. in late December 2010 entered into a ten-year lease for facilities in Auburn which include a modern light industrial building of 68,000 square feet with adjoining parking lots and grounds of 17 acres.  These facilities are leased from the Industrial Development Board of the City of Auburn, Alabama, which lessor is currently constructing the facilities to suit the Company’s  production, development, marketing and administrative needs and operations.   Lease payments will commence when the facilities are completed for occupancy by the Company, and will be  $9,500 monthly for the first year, $15,000 monthly for the second year, and approximately $22,000 monthly for years three through ten.    The Company anticipates undergoing its move to Auburn during the second quarter of calendar year 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports, Inc.

Date: January 5, 2011	By:	/s/ Jerome L. Posey
Jerome L. Posey,
Chief Financial Officer